This Notice of Articles was issued by the Registrar on: June 15, 2005 09:56 AM Pacific Time

Incorporation Number:      BC0716576

Recognition Date and Time: Incorporated on February 15, 2005 06:25 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

BCM MOLY LTD

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
#501	#501
1860 ROBSON STREET	1860 ROBSON STREET
VANCOUVER BC V6E 2Y3	VANCOUVER BC V6E 2Y3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
#501	#501
1860 ROBSON STREET	1860 ROBSON STREET
VANCOUVER BC V6E 2Y3	VANCOUVER BC V6E 2Y3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Steeds, Scott William

Mailing Address:	Delivery Address:
#501	#501
1860 ROBSON STREET	1860 ROBSON STREET
VANCOUVER BC V6G 3C1	VANCOUVER BC V6G 3C1
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	common Shares	Without Par Value

Without Special Rights or
Restrictions attached